UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – September 6, 2005

(Date of earliest event reported)

QUESTAR CORPORATION.
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

P.O. Box 45433, 180 East 100 South Street, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 7.01   Regulation FD

          On September 6, 2005, Questar Corporation issued a press release in conjunction with an investor tour of its Pinedale, Wyoming operations. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

         99.1

Release issued September 6, 2005 by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

September 6, 2005

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

        99.1

Release issued September 6, 2005, by Questar Corporation.

Ex. 99.1

QUESTAR PROVIDES UPDATE ON PINEDALE AND VERMILLION BASIN

E&P OPERATIONS

PINEDALE, WYO.— In conjunction with an investor tour of its Pinedale, Wyo. operations, Questar Corporation (NYSE:STR) today provided an update on certain Rocky Mountain exploration and production programs and reaffirmed Questar E&P’s 2005 production guidance.

Pinedale Anticline Activity

Market Resources on track to complete 35 Lance Pool development wells in 2005

Questar Market Resources (Market Resources), a Questar subsidiary, currently has 11 rigs active on the Pinedale Anticline, four less than at this time a year ago. Absent drilling problems, the company projects it will complete at least 35 Lance Pool development wells before year-end 2005 compared to 28 wells completed in 2004. With recently approved 10-acre-density drilling, Market Resources now believes it will drill up to 932 wells from a very limited number of multi-well pads to fully develop the Lance Pool on its core acreage. Market Resources subsidiaries Questar E&P and Wexpro have a combined 67 % average working interest in Lance Pool wells and future development locations on the company’s core Pinedale acreage.

Market Resources has 122 wells at Pinedale, producing approximately 230 million cubic feet of gas equivalent (MMcfe) per day (gross), compared to 80 wells producing 145 MMcfe per day (gross) a year ago. The company is currently completing two additional wells. Questar E&P’s current net production from Pinedale (excluding Wexpro) is approximately 97 MMcfe per day, up 80% from 54 MMcfe per day this time last year.

Questar Gas Management on track to complete Pinedale condensate and water systems

Market Resources subsidiary Questar Gas Management is on track to complete installation of a $35 million condensate and produced-water gathering and transportation system on the Pinedale Anticline before Nov. 15, 2005. With this system, Questar will eliminate up to 25,500 tanker-truck visits per year to company-operated producing wells. Produced condensate will be gathered, stabilized and transported approximately 70 miles to an existing crude oil pipeline. Produced water will be gathered and processed to remove residual condensate and gas before delivery for disposal at third-party facilities nearby. The condensate system will have excess capacity, allowing the company to offer similar services to other Pinedale and Jonah field producers.

Questar E&P reaches total depth on deep exploratory well at Pinedale

On Aug. 19, 2005, Questar E&P reached total depth at 19,520 feet in the Upper Cretaceous Hilliard Shale at the Stewart Point 15-29 well located on the northern end of the Pinedale Anticline. Key results to-date:

•

The well penetrated a section of interbedded sandstones, coals, siltstones and shales in the Ericson, Rock Springs and Hilliard Shale formations (the Hilliard Shale is age-equivalent to the Baxter Formation of the Vermillion Basin) ;

•

There were gas shows in the Rock Springs and Hilliard formations, similar to shows encountered in the 1970 El Paso Wagon Wheel #1 well drilled approximately 15 miles to the south of Stewart Point 15-29;

•

Drilling mud weights at total depth indicate bottom-hole pressures of 19,000 to 20,000 pounds per square inch;

•

The well was drilled under-balanced to maximize penetration rates. Under-balanced drilling, by its nature, creates conditions conducive to continuous minor flow of gas into the well bore. While flares during drilling indicate presence of gas, the company cautions that the presence of a flare alone gives no indication of potential commercial production; and

•

Log analysis is not definitive in unconventional reservoirs. Logs indicate the potential presence of gas in multiple horizons, but give no indication of possible rates or recoverable reserves. Indicated reservoir quality from open-hole logs appears to be generally poorer than typical reservoirs in the overlying Lance Pool.

Based on gas shows and log information, Questar E&P and its partners, Ultra Petroleum Corp. and Western Gas Resources, elected to run casing to total depth and commence hydraulic-fracture stimulation and testing of multiple zones in the Hilliard and Rock Springs formations. The first test will likely begin by mid-September. The company cautions investors that it is premature to draw conclusions about the potential commerciality of the Rock Springs and Hilliard formations. The key question is whether the reservoirs at these depths are of sufficient quality and thickness to contain commercial quantities of gas, and permeable enough to produce gas at economic rates. Several months of production testing may be required before the company will have meaningful results. Given winter-access restrictions, complete results may not be available until the third quarter of 2006 or later.

Questar E&P has a 71.25% working interest in formations below the Lance and Mesaverde formations (Lance Pool) and a 58.79% working interest in Lance Pool and shallower intervals.

Vermillion Basin Activity

In the Vermillion Basin on the Wyoming-Colorado border, Questar E&P has now drilled three new exploratory wells on its 143,000 acre (net) leasehold and plans to drill a fourth well by year-end 2005. After more than 80 days on-line, production from Questar E&P’s first new well in the Vermillion Basin, the Alkali Gulch Unit #1, has flattened at about 1.8 MMcfe per day. Based on well performance to date, the company currently estimates that this well will ultimately recover 4 to 5 billion cubic feet of gas equivalent (bcfe).

Completion operations on the second well, Hiawatha Deep #5, have been hampered by a string of coiled-tubing that is stuck in the wellbore and must be retrieved before perforation and fracture stimulation can commence. The company expects to retrieve the stuck tubing and begin completion work by late September.

The third new well, Canyon Creek #41, reached total depth in the Dakota Formation on Aug. 24, 2005. The company will complete this well in multiple horizons in the Baxter, Frontier, and Dakota formations.

Questar E&P plans to commence drilling a fourth new well, the Canyon Creek #47, before year-end. As previously reported, in 2004 and early 2005 the company re-entered two older wells, the Canyon Creek #34 and Hiawatha Deep #2, and recompleted the Baxter, Frontier and Dakota Formations at depths ranging from 10,000 feet to about 13,500 feet. These wells are each currently producing about 0.9 MMcfe per day. Due to mechanical limitations of the old wellbore, the Canyon Creek #34 was only partially completed in the Baxter Formation. In addition, the company believes production from Hiawatha Deep #2 is currently being constrained by wellbore conditions.

Production Guidance

Questar E&P expects 2005 production to range from 112 to 114 bcfe, unchanged from previous guidance.

About Questar

Questar Corp. is a natural gas-focused energy company with an enterprise value of $7.3 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas, primarily in the Rocky Mountain region.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K, as amended for the year ended December 31, 2004. Subject to the requirements of otherwise applicable law, the company cannot be expected to update the statements contained in this news release or take actions described herein or otherwise currently planned.